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                                                                   Exhibit 23a
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Pacific Telesis Group on Form S-8 (for the Pacific Telesis Group 1994 Stock Incentive Plan) of our report dated March 3, 1994 on our audits of the consolidated financial statements and financial statement schedules of Pacific Telesis Group as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is incorporated by reference in Pacific Telesis Group's 1993 Annual Report on Form 10-K.







Coopers & Lybrand

San Francisco, California
July 1, 1994